Exhibit 10.9.5

FIFTH AMENDMENT TO THE
JANUS 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

The Janus 401(k) and Employee Stock Ownership Plan, as amended and restated effective January 1, 2014 (the “Plan”), is hereby amended as follows, effective as of September 1, 2016, unless otherwise expressly provided below:

1.                                     The last sentence of the first paragraph under “Background” is hereby deleted.

2.                                     Section 1.1(h) of the Plan is hereby amended by replacing it in its entirety to read as follows:

(h)                                 “Rollover Account” means the account created to hold amounts attributable to Rollover Contributions; provided that any portion of a Participant’s Rollover Contributions that is attributable to after-tax contributions or Roth contributions under Code Section 402A shall be accounted for separately from each other and all other contributions accepted as rollovers.

3.                                     Section 1.1 of the Plan is hereby amended to add a new subsection (l) to read as follows:

(l)                                     “After-Tax Account” means the account created to hold amounts attributable to After-Tax Contributions.

4.                                     Effective July 22, 2016, Section 1.1 of the Plan is hereby amended to add a new subsection (n) to read as follows:

(n)                             “Stock Dividend Account” means the account created to hold Dividend Contributions reinvested in Company Stock.

5.                                     Section 1.8 of the Plan is hereby clarified by deleting the first paragraph and replacing it in its entirety to read as follows:

1.8                              “Compensation” means (i) Basic Compensation for purposes of the regular Payroll Withholding Agreement election in Section 3.1(a)(2)(i) (including an election with respect to Catch-Up Contributions); (ii) Supplemental Compensation for purposes of the bonus Payroll Withholding Agreement election in Section 3.1(a)(2)(ii); (iii) Basic Compensation and Supplemental Compensation for purposes of the passive Payroll Withholding Agreement in Section 3.1(b)(1), (iv) Basic Compensation for purposes of the Payroll Withholding Agreement election in Section 3.1A;  (v) Basic Compensation and Supplemental Compensation for purposes of Matching Contributions; and (vi) amounts paid to an Eligible Employee by a Participating Employer as “Wages” (defined below) for purposes of other Contributions made under Article IV.

6.                                     Section 1.9(j) of the Plan is hereby amended by replacing it in its entirety to read as follows:

(j)                                     “Rollover Contribution” means an amount contributed to the Plan by a Participant in accordance with Section 3.6.  Rollover Contributions may include pre-tax employee elective deferrals, after-tax contributions, designated Roth account contributions and employer contributions and the earnings attributable to those contributions.

7.                                     Section 1.9 of the Plan is hereby amended to add a new subsection (m) to read as follows:

(m)                             “After-Tax Contribution” means an amount contributed to the Plan by a Participant in conjunction with his or her Payroll Withholding Agreement and pursuant to Section 3.1A.  After-Tax Contributions are includible in the Participant’s gross income at the time contributed.

8.                                     Effective July 22, 2016, Section 1.9 of the Plan is hereby amended to add a new subsection (n) to read as follows:

(n)                                 “Dividend Contribution” means the dividends contributed to the Plan by the Employer and attributable to the Company Stock held in such Participants’ ESOP Stock Bonus Account.

9.                                     Section 1.14 of the Plan is hereby amended by replacing it in its entirety to read as follows:

1.14                       “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the After-Tax Contributions made pursuant to Section 3.1A and the Matching Contributions made pursuant to Section 4.1(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 13.3(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 13.3(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios). Such determination shall be made after first taking into account corrections of any Excess Deferred Compensation pursuant to Section 3.3 and taking into account any adjustments of any Excess Contributions pursuant to Section 13.2.

10.                              Section 1.34 of the Plan is hereby amended by replacing it in its entirety to read as follows:

1.34                       “Other Elective Deferrals” means amounts, other than a Participant’s Elective Contributions, as follows: (i) any employer contribution under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includible in gross income for the taxable year under Code Section 402(e)(3) (determined without regard to Code Section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to

Code Section 402(g)), (iii) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)) and (iv) any elective employer contribution under Code Section 408(p)(2)(A)(i).  An Other Elective Deferral shall not include any amount contributed to a plan in compliance with Code Section 414(v) or as an after-tax contribution under a qualified cash or deferred arrangement that is not intended to be a deferral under Code Section 402A.

11.                              Effective July 22, 2016, Section 1.38 of the Plan is hereby is hereby amended by replacing it in its entirety to read as follows:

1.38                       “Plan,” “Plan and Trust” and “Trust” mean the Janus 401(k) and Employee Stock Ownership Plan (formerly known as the Janus 401(k), Profit Sharing and Employee Stock Ownership Plan). The Plan identification number is 003. Pursuant to Code Section 401(a)(27), the Plan is designated a profit sharing plan and pursuant to Code Section 401(a)(23) and Code Section 4975(e)(7) is designated a stock bonus plan that is an employee stock ownership plan. Furthermore, the Plan includes provisions within the meaning of Code Sections 401(k) and 401(m).

12.                              A new Section 3.1A is added to the Plan to read as follows:

3.1A                     After-Tax Contributions.  Each Participant may elect to have an amount deducted from his or her Compensation which would have been received in the Plan Year but for the deduction election, and contributed to the Plan by entering into a Payroll Withholding Agreement to make After-Tax Contributions; provided, that, such Participant’s elected After-Tax Contribution may not exceed 25% of Compensation which would have been received in the Plan Year, but for the contribution election and such election together with his or her Elective Contribution, if any, for a Plan Year may not exceed 75% of Compensation which would have been received in the Plan Year, but for the contribution election(s). When making a deduction election, the Participant must irrevocably designate the contribution as an After-Tax Contribution in the Payroll Withholding Agreement. In the event a Participant fails to designate the contribution as an After-Tax Contribution, the contribution will be deemed to be a Pre-Tax Elective Deferral Contribution.

13.                              Section 3.2 of the Plan is hereby amended by replacing it in its entirety to read as follows:

3.2                              Changing, Revoking or Resuming a Contribution Election.

(a)                                 A Participant may prospectively change his or her Pre-Tax Elective Deferral Contribution, Roth Elective Deferral Contribution and/or After-Tax Contribution election by entering into a new Payroll Withholding Agreement at any time in such manner and with the advance notice prescribed by the Administrator, provided that any such notice requirement shall not operate to deny the Participant an opportunity to make (or change) a cash or deferred election at least annually within the meaning of Regulation 1.401(k)-1(e)(2)(ii).  The election change shall be effective as soon as administratively feasible thereafter.  A Participant’s election made as a percentage of Compensation shall automatically apply to Compensation increases or decreases.

(b)                                A Participant may prospectively revoke his or her Pre-Tax Elective Deferral Contribution, Roth Elective Deferral Contribution and/or After-Tax Contribution election at any time in such manner and with the advance notice prescribed by the Administrator. The revocation shall be effective as soon as administratively feasible thereafter.

(c)                                 A Participant who is an Eligible Employee may prospectively resume his or her Pre-Tax Elective Deferral Contribution, Roth Elective Deferral Contribution and/or After-Tax Contribution by making a new election on a Payroll Withholding Agreement at any time in such manner and with the advance notice prescribed by the Administrator, and such election shall be effective as soon as administratively feasible thereafter.

14.                              Section 3.5 of the Plan is hereby amended by replacing it in its entirety to read as follows:

3.5                              Contributions to the Trustee.  Pre-Tax Elective Deferral Contributions, Roth Elective Deferral Contributions and/or After-Tax Contributions shall be paid to the Trustee in cash and posted to each Participant’s Accounts as soon as such amounts can reasonably be separated from the Participating Employer’s general assets and balanced against the specific amount made on behalf of each Participant.  However, it is the intention of the Employer that in all events such amounts shall be paid to the Trustee no more than 15 business days following the end of the month that includes the date amounts are deducted from a Participant’s Compensation (or as that maximum period may be otherwise extended by ERISA).

15.                              The last sentence of Section 3.6(a) of the Plan is hereby amended by replacing it in its entirety to read as follows:

Furthermore, any amounts that are accepted as rollovers in this Plan that are attributable to after-tax contributions or Roth contributions under Code Section 402A shall be accounted for separately from each other and all other contributions accepted as rollovers.

16.                              Section 5.1 of the Plan is hereby clarified by replacing it in its entirety to read as follows:

5.1                              Accounts.  The Administrator shall establish and maintain an individual set of Accounts in the name of each Participant and shall record transactions both by type of Account and Investment Fund.  Account values shall be maintained in units for the investment funds and in dollars for the Loan Accounts.  Account values shall be determined as of each Valuation Date. For purposes of this Article V, Participant shall be interpreted to include a Terminated Participant or a Retired Participant, to the extent that any such Terminated Participant or Retired Participant has any vested interest remaining in any of his or her Accounts.

17.                              Effective July 22, 2016, Section 5.8 of the Plan is hereby amended by replacing it in its entirety to read as follows:

5.8                              Dividends.  All dividends paid with respect to Company Stock owned by the Trust on a dividend record date prior to September 1, 2016, shall be paid to the Plan and reinvested in Company Stock.  All dividends paid with respect to Company Stock owned by the Trust on a dividend record date on or after September 1, 2016, shall be paid in accordance with the following:

(a)                                 Dividend Payment Options.

(1)                                 Dividends with respect to Company Stock held in a Participant’s ESOP Stock Bonus Account on the dividend record date will be, at the election of that Participant:

(A) paid in cash to that Participant, or

(B) reinvested in Company Stock at the same time as or as soon as practicable following contribution to the Participant’s Stock Dividend Account.

(2)                                 If the Participant elects a cash payment in accordance with Section 5.8(a)(1)(A), the payment shall be made directly from the Employer to the Participant and will not ever become part of the Trust Fund.

(b)                                Election of Payment Option.

(1)                                 A Participant’s election for purposes of Section 5.8(a) will not be valid unless, in accordance with such rules and procedures as the Administrator shall prescribe, the Participant is given a reasonable opportunity to:

(A)                               make the election before a dividend is paid or distributed;

(B)                               change a dividend election at least annually; and

(C)                               if there is a change in the Plan terms governing the manner in which the dividends are paid or distributed to Participants, make an election under the new Plan terms prior to the date on which the first dividend subject to the new Plan terms is paid or distributed.

(2)                                 Notwithstanding Section 5.8(b)(1), an election (including a deemed election pursuant to Section 5.8(b)(4)) shall be irrevocable with respect to a dividend upon the dividend record date for such dividend.

(3)                                 Until a change is made pursuant to Section 5.8(b)(1)(B) or (C), an election with respect to any dividend shall continue to apply to subsequent dividends until a revocation of such election is made by the Participant and received by the Administrator in accordance with the Administrator’s rules and procedures.

(4)                                 If a Participant fails to make an election for purposes of Section 5.8(b) in accordance with such rules and procedures as the Administrator shall prescribe, the Participant will be deemed to have elected for the dividend to be reinvested in Company Stock in accordance with Section 5.8(a)(1)(B).

(c) Treatment of Dividend Contributions.

(1)  In accordance with Code Section 404(k) and the guidance issued thereunder, Dividend Contributions shall not be considered elective deferrals for purposes of Code Section 402(g), elective contributions for purposes of Code Section 401(k), employee contributions for purposes of Code Section 401(m) or annual additions for purposes of Code Section 415(c).

(2) Except with respect to Section 6.2(h) and Section 6.4, amounts in the Stock Dividend Account shall be subject to the terms of the Plan that are applicable to amounts in the ESOP Stock Bonus Account.

18.                              Section 6.1 of the Plan is hereby amended by replacing it in its entirety to read as follows:

6.1                              Elective Contributions, Catch-Up Contributions, After-Tax Contributions and Rollover Contributions.  A Participant shall be fully vested in the Participant’s Elective Contributions, Catch-Up Contributions, After-Tax Contributions and Rollover Contributions at all times and no portion of the Participant’s Accounts holding such contribution shall become a Forfeiture for any reason.

19.                              Effective July 22, 2016, Section 6.2 of the Plan is hereby amended to add a new subsection (h) to read as follows:

(h)                                 Dividend Contributions.  A Participant shall be fully vested in the Dividend Contributions at all times and no portion of the Participant’s Stock Dividend Account holding such contributions shall become a Forfeiture for any reason.

20.                              Effective July 22, 2016, Section 8.3(b)(4) of the Plan is hereby amended by replacing it in its entirety to read as follows:

(4)                                 By other distributions (including pursuant to an election under Section 5.8(a)(1)) or loans from the Plan or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms, to the extent such amounts would not themselves increase the amount of the need.

21.                              Section 8.3(e) of the Plan is hereby amended by replacing it in its entirety to read as follows:

(e)                                 Upon making a hardship withdrawal, a Participant shall be suspended from making any Elective Contributions and After-Tax Contributions to the Plan (or any contribution to any other qualified or nonqualified deferred compensation or stock option or stock purchase plan maintained by the Employer or an Affiliated Employer) for a period of six months from the date the hardship withdrawal payment is made.

22.                              Article VIII of the Plan is hereby amended to add a new Section 8.4 to read as follows:

8.4                              Distributions from After-Tax Account.  A Participant who has not severed employment with the Employer and Affiliated Employers may elect, not more frequently than once per Plan Year, to have the Administrator direct the Trustee to distribute all or a portion of the amount then credited to the After-Tax Account maintained on behalf of the Participant.

23.                              Section 13.2 of the Plan is hereby amended to add a new subsection (e) to read as follows:

(e)                                 Prior to any distribution described in Section 13.2(a), amounts that would otherwise be distributed to a Highly Compensated Participant in accordance with Section 13.2(a) shall be recharacterized as After-Tax Contributions in accordance with Treasury Regulation Section 1.401(k)-2(b)(3). Such recharacterization shall be deemed to occur on the date on which the last Highly Compensated Participant with amounts to be recharacterized is notified of the recharacterization and shall occur no later than the fifteenth day of the third month following the end of each Plan Year to which the recharacterization relates.  The amounts recharacterized as After-Tax Contributions shall be tested as After-Tax Contributions under Section 13.3 and shall be treated as After-Tax Contributions for purposes of Code Section 72 (regarding the tax treatment of distributions), but the recharacterized amounts shall continue to be treated as Elective Contributions for all other purposes under the Plan.

24.                              Section 13.3(b) of the Plan is hereby amended by replacing it in its entirety to read as follows:

(b)                                For the purposes of this Section 13.3 and Section 13.4, “Actual Contribution Percentage” for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:

(1)                                 the sum of After-Tax Contributions made pursuant to Section 3.1A  and Matching Contributions made pursuant to Section 4.1(a) on behalf of each such Participant for such Plan Year; to

(2)                                 the Participant’s “414(s) Compensation” for such Plan Year.

Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 13.3(a), the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall be determined pursuant to the provisions of the Plan then in effect.

25.                              Section 13.3(c) of the Plan is hereby amended by replacing it in its entirety to read as follows:

(c)                                 For purposes of determining the “Actual Contribution Percentage,” the following contributions shall be considered: (i) After-Tax Contributions contributed in accordance with Section 3.1A for the Plan Year, (ii) Elective Contributions recharacterized as After-Tax Contributions in accordance with Section 13.2(e) and includible in the Participant’s income during the Plan Year, and (iii) Matching Contributions contributed to the Plan prior to the end of the succeeding Plan Year. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Matching Contributions made pursuant to Section 4.1(a) allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Participating Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Matching Contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

26.                              Section 13.3(e) of the Plan is hereby amended by replacing it in its entirety to read as follows:

(e)                                 For purposes of Sections 13.3(a) and 13.4, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to make After-Tax Contributions for the Plan Year or eligible to have Matching Contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s account for the Plan Year.

Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment, for the purposes of Section 13.3(a), a Non-Highly Compensated Participant shall include any such Employee eligible to make After-Tax Contributions for the Plan Year or to have Matching Contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.

27.                              Section 13.4(d) of the Plan is hereby amended by replacing it in its entirety to read as follows:

(d)                                Reserved.

28.                              The first paragraph of Section 13.6 of the Plan is hereby amended by replacing it in its entirety to read as follows:

13.6                       QACA Safe Harbor Plan Potential. The provisions of this Section 13.6 are intended to constitute a “qualified automatic contribution arrangement” (as defined in Code Section 401(k)(13)(B)) and shall be construed accordingly for any Plan Year in advance of which the Employer determines that non-elective employer contributions of at least 3% of compensation shall be contributed to the Plan.  For such a Plan Year, the Plan therefore is intended to satisfy the actual deferral percentage and actual contributions percentage tests with respect to the Elective Contributions and the non-elective employer contributions made pursuant to this Section 13.6 by virtue of its status as a Code Section 401(k)(13) “qualified automatic contribution arrangement” (the “ADP/ACP QACA Safe Harbor Test”) for each Plan Year as to which an appropriate notice has been given.  For each such year, notwithstanding any contrary provision of this Plan, the provisions of Section 13.1 through Section 13.4 shall be inapplicable with respect to such Elective Contributions and non-elective employer contributions. The following additional requirements shall apply for a Plan Year for which the Plan is intended to satisfy the ADP/ACP QACA Safe Harbor Test:

29.                              Section 14.1(b) of the Plan is hereby amended by replacing the last paragraph in its entirety to read as follows:

If the “annual additions” under the Plan would cause the maximum “annual additions” to be exceeded for any Participant, and all or a portion of the “excess amount” is treated as a Catch-Up Contribution or After-Tax Contribution, then any Matching Contributions which relate to such Catch-Up Contribution or After-Tax Contribution will be used to reduce the Employer contribution in the next “limitation year.”

30.                              Section 16.2(c) of the Plan is hereby amended by replacing it in its entirety to read as follows:

(c)                                 Notwithstanding any provision of this Plan to the contrary, an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A) (for purposes of Code Section 401(k)(2)(B)(i)(I)).  If an individual elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make an Elective Contribution or After-Tax Contribution during the 6-month period beginning on the date of the distribution.

31.                              Effective July 22, 2016, Article 16 of the Plan is hereby amended to add a new Section 16.18 to read as follows:

Section 16.18.  Special Provisions Applicable to ESOP.

(a)                                     Distribution of Benefits.

(1)         In addition to Section 7.2 and notwithstanding the last sentence of Section 7.2(a) and the entirety of Section 7.3, the Administrator, pursuant to the election of the Terminated Participant, shall direct the Trustee to commence distribution of any amount under the ESOP Stock Bonus Account and Stock Dividend Account to which the Terminated Participant is entitled no later than one year after the close of the Plan Year in which he or she becomes a Terminated Participant. An election under this Section 16.18(a) is subject to Section 7.11.

(2)         Unless the Terminated Participant elects otherwise, the distribution of any amount under the ESOP Stock Bonus Account and Stock Dividend Account to which the Terminated Participant is entitled in accordance with a Terminated Participant’s election in Section 16.18(a)(1) shall be in substantially equal periodic payments that occur at least annually for a period of no more than five years; provided, that if the amount to which the Terminated Participant is entitled under the Plan exceeds $1,035,000, “five years” will be replace by five years plus one additional year (but not more than five additional years) for each $205,000 or fraction thereof by which the amount to which the Terminated Participant is entitled exceeds $1,035,000. These dollar amounts are adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations.

32.                              Except as expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Janus Capital Group Inc. has executed this Amendment as of this 21st day of July 2016.

Janus Capital Group Inc.

/s/ Karlene Lacy
Karlene Lacy
Senior Vice President
Taxation & Compensation Accounting

ATTEST:

/s/ Sue Armstrong
Sue Armstrong
Director
LTI and Retirement Plans